EXHIBIT 10.1

INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED HEREUNDER AND PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

MIDWEST ENERGY EMISSIONS CORP.

12.0% 2019-UNSECURED CONVERTIBLE PROMISSORY NOTE

Lewis Center, Ohio
No. MEEC-CN-2019-__	Date: __________

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE (the “Note”) is one of a duly authorized issue of promissory notes of Midwest Energy Emissions Corp., a corporation duly organized and existing under the laws of the State of Delaware having its principal address at 670 D Enterprise Drive, Lewis Center, Ohio 43035 (the “Company”), designated as its 12.0% 2019-Unsecured Convertible Promissory Notes in the aggregate principal amount not exceeding Two Million Six Hundred Thousand Dollars ($2,600,000) (the “2019 Notes”). The 2019 Notes will be issued under and pursuant to the terms and provisions of a Subscription Agreement entered into by the Company with the original purchaser therein who is referred to in this Note as the original holder (the “Original Holder”). This Note is subject to all of the terms and provisions thereunder, to which reference is hereby made for the terms and provisions thereof.

FOR VALUE RECEIVED, the Company promises to pay to _________________________, with an address at ______________________________, email: _________________, or permitted assigns (the “Holder”), the principal sum of U.S. $______________ on _______________, 2024 (the “Maturity Date”), and to pay interest on the principal sum outstanding under this Note (the “Outstanding Principal Amount”), at the rate of 12.0% per annum due and payable semi-annually in arrears on the 1st day of January and July of each year (each an “Interest Payment Date”), with the first such payment due on January 1, 2020, subject to Section 2 hereof. Accrual of interest shall commence on the first day to occur after the date hereof and shall continue until payment in full of the Outstanding Principal Amount and all interest hereunder has been made. The principal of and interest on this Note are payable in such coin or currency of the United States of America as of the time of payment is legal tender for payment of public and private debts.

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This Note is subject to the following additional provisions:

1. Definitions. For purposes of this Note, the following definitions shall apply:

“Claims” shall mean all threatened or actual legal claims, actions, suits, arbitrations, causes of action, or proceedings before any supranational, national, state, municipal, or local entity or any other Governmental Authority, whether located within or without the United States, relating to any of the Intellectual Property Rights of the Company or any of its Subsidiaries.

“Closing Price” shall mean, on any particular date, the closing price of the Common Stock as recorded by the principal Trading Market on which the Common Stock is then listed or quoted.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company (or any capital stock issued in substitution or exchange for, or otherwise in respect of, such common stock).

“Governmental Authority” shall mean any federal, provincial, territorial, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government or any other political subdivision thereof, including central banks and supra national bodies.

“Intellectual Property Rights” shall mean all rights with respect to any and all of the following, as they exist anywhere in the world, registered or unregistered, and all worldwide common law and statutory rights in or arising out of: (i) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names, and including all intent to use any of the foregoing if not registered or subject to a pending application; (ii) Internet domain names, Internet Protocol addresses and social media identifiers; (iii) copyrights, copyright registrations and applications therefor and all copyrightable works, and all other rights corresponding thereto throughout the world however denominated, including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, and rights of ownership of copyrightable works and all registrations thereof and rights to register and obtain renewals and extensions of such registrations, together with all other copyright-related interests accruing by reason of international treaties or conventions; (iv) trade secrets (including in any information that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure and any other “trade secrets” as defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law) and rights in other proprietary or confidential information including rights to limit the use or disclosure thereof by any Person; (v) patented and patentable designs and inventions, all design, plant and utility patents, letters patent, utility models, pending patent applications and provisional applications in any country or region and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications; and (vi) any other intellectual property rights of any kind or nature.

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“Net Litigation Proceeds” shall mean (i) the full amount of any cash or sums recovered or received by the Company or any of its Subsidiaries from any Claim (whether pursuant to court order, at trial or upon appeal, or pursuant to the terms of any settlement agreement), less (ii) fees and expenses paid or to be paid to legal counsel to the Company or any of its Subsidiaries in connection therewith, and less (iii) amounts thereof paid or obligated to be paid to AC Midwest Energy LLC (“AC Midwest”), including any of its successors or assigns, pursuant to that certain Unsecured Note Financing Agreement dated as of February 25, 2019 by and among the Company, MES, Inc., and AC Midwest, as same may be amended, restated or modified from time to time.

“Permitted Redemption Amount” shall mean (i) an amount equal to two hundred percent (200%) of the original principal amount of this Note, plus (ii) all accrued and unpaid interest, if any, with respect to the aggregate outstanding principal amount of this Note, less (iii) any payments made pursuant to Section 4.

“Person” shall mean an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

“Subsidiary” shall mean any corporation or limited liability company or corporation of which at least fifty percent (50%) of the outstanding voting stock or membership interests, as the case may be, is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

“Trading Day” shall mean a day on which the principal Trading Market is open for trading.

“Trading Market” shall mean any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQX Market, the OTCQB Market, or the OTC Pink Market, or any successors to any of the foregoing or such other principal stock market or exchange on which the Common Stock is then traded for the date in question.

2. Payment.

(a) Interest. Payment of interest on this Note, including any default interest, shall be made to the Holder on or before the close of business on the Interest Payment Date (or if the Interest Payment Date is not a Business Day, then the first Business Day after the Interest Payment Date) in the year of the relevant payment dates, and shall be deemed made when mailed to his address as last reported to the Company. Where required, calculations and respective interest on this Note will be made on the basis of a 360 day year consisting of 12 months, 30 days each and, in the case of an uncompleted month, the actual number of days elapsed. In the event that this Note is converted into Common Stock as provided in Section 3 hereof, interest will be paid up to but not including (i) the date of the Company’s receipt of the Conversion Notice with respect to a voluntary conversion by the Holder provided in Section 3(a) hereof, or (ii) the Forced Conversion Date with respect to a Forced Conversion provided in Section 3(b) hereof.

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(b) Principal. Payment of the full Outstanding Principal Amount of this Note shall be made on the Maturity Date (or if the Maturity Date is not a Business Day, then the first Business Day after the Maturity Date) to the Holder at his address as last reported to the Company and shall be deemed made when received.

3. Conversion.

(a) Voluntary Conversion by Holder. The Outstanding Principal Amount of this Note may be converted at any time and from time to time in whole or in part, at the option of the Holder, into shares of Common Stock. If this Note is called for redemption pursuant to the provisions of Section 4, the Holder may convert the Outstanding Principal Amount in whole or in part at any time before the close of business on the fifth (5th) day prior to the redemption date. The initial conversion price shall be equal to $0.50 per share, subject to adjustment as provided elsewhere herein (the “Conversion Price”). To determine the number of shares of Common Stock issuable upon conversion of this Note, divide the Outstanding Principal Amount to be converted by the Conversion Price in effect on the conversion date. To convert this Note, the Holder must (1) complete and sign the conversion notice in the form of Exhibit 1 hereto (the “Conversion Notice”), (2) surrender this Note to the Company, (3) furnish appropriate endorsements and transfer documents if required by the Company, and (4) pay any transfer or similar tax if required. The Holder may convert a portion of this Note if the portion is $1,000 or an integral multiple of $1,000. Upon Conversion of this Note in full, the Company will have no further liability with respect to the payment of any Profit Share.

(b) Forced Conversion of this Note at the Option of the Company. If at any time the Closing Price of the Common Stock exceeds $1.50 per share (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) for ten (10) consecutive Trading Days (the “Forced Conversion Measuring Period”), the Company shall have the right to convert (the “Forced Conversion”) all of the Outstanding Principal Amount of this Note into shares of Common Stock at the Conversion Price then in effect. The Company may exercise its right to require conversion under this Section 3(b) by delivering within five (5) Trading Days following the end of such Forced Conversion Measuring Period a written notice thereof to all, but not less than all, of the holders of the then outstanding Notes (the “Forced Conversion Notice” and the date on which the Holders are given such notice is referred to as the “Forced Conversion Notice Date”). The Forced Conversion Notice shall be irrevocable. The Forced Conversion Notice shall state (i) the date on which the Forced Conversion shall occur which shall be no less than twenty (20) Trading Days and no more than thirty (30) Trading Days following the Forced Conversion Notice Date (the “Forced Conversion Date”), and (ii) the number of shares of Common Stock to be issued to such Holder on the Forced Conversion Date. Upon the Forced Conversion Date, the Holder shall automatically and without any act by the Company or the Holder be deemed to be the holder of the shares of Common Stock as set forth therein and, whether or not the Holder has surrendered this Note, the Holder shall cease to have any rights pursuant to this Note (except with respect to any accrued and unpaid interest to be paid in cash by the Company), but shall have all of the rights granted to it as a holder of shares of Common Stock. To receive a certificate representing the shares of Common Stock, the Holder shall (1) surrender this Note to the Company, and (2) complete and sign the forced conversion statement in the form of Exhibit 2 hereto. Upon the Forced Conversion Date, the Company will have no further liability with respect to the payment of any Profit Share.

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(c) Adjustment for Interest. No adjustment or allowance should be made for interest on the principal amount of this Note surrendered for conversion, except that upon conversion interest accrued but unpaid on the amount surrendered for conversion shall be paid in cash.

(d) Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In place of a fractional share, the Company shall pay the holder of this Note an amount in cash equal to the product of such fraction and the Conversion Price.

(e) Adjustment for Stock Dividends and Stock Splits. If the Company:

(i) pays a stock dividend or makes a distribution on its outstanding shares of Common Stock in shares of its Common Stock;

(ii) subdivides its outstanding shares of Common Stock into a greater number of shares; or

(iii) combines its outstanding shares of Common Stock into a smaller number of shares;

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that upon conversion the Holder may receive the number of shares of capital stock of the Company which the Holder would have owned immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a stock dividend or distribution and immediately after the effective date in the case of a subdivision or combination. If after an adjustment a Holder upon conversion may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subsection.

(f) Reorganization, Reclassification, Consolidation, Merger or Sale. In the case of any reclassification, capital reorganization, consolidation, merger, sale of all or substantially all of the assets of the Company to another person or any other change in the Common Stock of the Company, other than as a result of a subdivision, combination, or stock dividend provided for in sub-clause (e) hereof (any of which, a “Change Event”), then lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, such that the Holder shall have the right at any time prior to the expiration of this Note to purchase, at a total price equal to that payable upon the exercise of this Note (subject to the adjustment of the Conversion Price as provided in this Section), the kind and amount of shares of stock or other securities and property receivable in connection with such Change Event by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such Change Event. Appropriate adjustments shall also be made to the Conversion Price, but the aggregate Conversion Price shall remain the same. Notwithstanding anything to the contrary contained herein, with respect to any Change Event, the Holder shall have the right to elect prior to the consummation of such event or transaction to give effect to the exercise its right to convert into Common Stock and receive the securities and other consideration issued to holder of Common Stock in the Change Event in lieu of giving effect to the provisions of this Section.

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(g) When Adjustment May be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

(h) Voluntary Reduction. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period, provided, that in no event may the Conversion Price be less than the par value of a share of Common Stock.

(i) Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment.

4. Profit Share; Redemption.

(a) Profit Share. The Holder shall be entitled to a profit participation preference equal to 1.0 times the original principal amount of this Note (the “Profit Share”). The Profit Share is “non-recourse” and shall only be derived from and computed on the basis of, and paid from Net Litigation Proceeds. The Profit Share, if not paid in full on or before the Maturity Date, shall remain subject to the terms of this Note until full and final payment.

(b) Principal Redemption; Net Litigation Proceeds. Following the receipt by the Company of any Net Litigation Proceeds, the Company shall be required to pay the Outstanding Principal Amount of this Note and pay the Profit Share in an amount equal to one hundred percent (100%) of such Net Litigation Proceeds until the then Outstanding Principal Amount of this Note and Profit Share have been paid in full. In the event the Net Litigation Proceeds shall not be sufficient to pay the Outstanding Principal Amounts and Profit Share with respect to all of the outstanding 2019 Notes then such Net Litigation Proceeds shall be allocated on a pro rata basis among the holders of the 2019 Notes. As promptly as practicable, but in no event later than ten (10) days, following receipt of any Net Litigation Proceeds, the Company shall send written notice of its receipt of Net Litigation Proceeds to each Holder of the outstanding 2019 Notes at such Holder’s address as last reported to the Company which notice shall state the amount of the Outstanding Principal Amount of this Note and Profit Share which will be paid from such Net Litigation Proceeds and the date of such payment which shall be no less than thirty (30) days following the date of such notice.

(c) Permitted Redemption. The Company may, at its option, elect to redeem this Note by paying the Holder and all other holders of the outstanding 2019 Notes the Permitted Redemption Amount. Notice of such election to redeem shall be provided no less than thirty (30) days before the redemption date to each Holder of 2019 Notes to be redeemed at such Holder’s address as last reported to the Company. Upon payment of the Permitted Redemption Amount, the Company will have no further liability with respect to the payment of any Profit Share.

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(d) Application of Payments. All amounts required to be paid pursuant to Section 4(b) shall be applied (i) first to accrued and unpaid interest, if any, with respect to the Outstanding Principal Amount of this Note, (ii) second to the aggregate outstanding principal balance of this Note until paid in full, (iii) and thereafter to the Profit Share until paid in full.

5. Events of Default. If one or more of the following events shall occur (each an “Event of Default”):

(a) the nonpayment of any Outstanding Principal Amount, interest or other payment under this Note when the same shall become due and payable;

(b) a final judgment or final judgments for the payment of money are entered by a court of competent jurisdiction against the Company or any Subsidiary which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) or 30 days after the date on which the right to appeal has expired, provided, that, the aggregate of all such judgments exceeds $2,000,000;

(c) (i) the Company or any significant Subsidiary shall file a petition under any bankruptcy, insolvency or similar law, or make an assignment for the benefit of its creditors, or shall consent to or acquiesce in the appointment of a receiver for all or a substantial part of its property; or (ii) a petition under any bankruptcy, insolvency or similar law, or for the appointment of a receiver with respect to all or a substantial part of the Company’s or any significant Subsidiary’s property, shall be filed against the Company or any significant Subsidiary and remain undismissed for at least 60 days; or

(d) a dissolution of the Company;

then, and so long as such Event of Default is continuing for a period of five (5) calendar days in the case of non-payment under Section 5(a) and for a period of ten (10) calendar days in the case of events under other subsections of Section 5 (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company: (i) the Outstanding Principal Amount of this Note, including accrued but unpaid interest, shall thereafter accrue and bear interest at the default rate of fifteen percent (15%) per annum; and (ii) all obligations of the Company under this Note shall be immediately due and payable (except the Profit Share unless such Event of Default is due to the non-payment of any Profit Share which has been earned by the Holder from Net Litigation Proceeds and which has not been paid by the Company), and the Holder may exercise any other remedies the Holder may have at law or in equity. The Profit Share, which is ‘non-recourse” as described in Section 4(a), shall remain subject to the terms of this Note until full and final payment.

6. Status of Holder. The Company may treat the Original Holder of this Note as the absolute owner of this Note for the purpose of making payments of principal or interest and for all other purposes and shall not be affected by any notice to the contrary unless this Note is transferred in accordance with the terms hereof.

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7. Securities Act Restrictions. This Note and the Common Stock issuable by the Company upon conversion hereof have not been registered for sale under the Securities Act of 1933, as amended (the “Act”), are deemed to be unregistered or restricted securities, and neither this Note, the Common Stock nor any interest in this Note or Common Stock may be sold, offered for sale, pledged or otherwise disposed of without compliance with applicable securities laws.

8. Expenses. The Company shall pay upon demand any and all reasonable expenses, incurred or paid by the Holder following the occurrence of an Event of Default in connection with collecting upon, or enforcing this Note, including, without limitation, the expenses and reasonable fees of legal counsel, court costs and the cost of appellate proceedings.

9. No Waiver of Rights. The Holder may, without notice, extend the time of payment of this Note, postpone the enforcement hereof or grant any other indulgence without affecting or diminishing the Holder’s right of recourse against the Company, which right is hereby expressly reserved. The failure or delay by the Holder in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Holder may not waive any of its rights except by an instrument in writing signed by the Holder.

10. Transfer of Note. Subject to the provisions of Section 7 hereof, this Note is intended to be a negotiable instrument and may be transferred to any person or entity by the (then) Holder hereof without the prior written consent of the Company or any other person or entity. In the event of any such transfer, upon due presentment for exchange of this Note, the Company will execute and deliver in exchange a new Note or Notes, mutatis mutandis, equal in aggregate principal amount to the then Outstanding Principal Amount. However, no such exchange shall be required to entitle a transferee to enjoy all of the rights and benefits of the Holder hereof. Each Note presented for exchange shall (if so required by the Company) be duly endorsed by, or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and duly executed by the Holder or its attorney duly authorized in writing.

11. Notices. All notices or other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when (i) personally delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid, or (iv) transmitted by confirmed facsimile or other electronic delivery. Notices shall be sent to the Company at its principal place of business and to the Holder at the address set forth at the outset of this Note, or at such other address as the Holder may designate in a notice for that purpose.

12. Payments Unconditional. All payments under this Note shall be made without defense, set-off or counterclaim, free and clear of and without deduction for any taxes of any nature now or hereafter imposed.

13. Waiver of Demand, Presentment, etc.. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

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14. Usury Laws. Notwithstanding any other provisions of this Note, interest under this Note shall not exceed the maximum rate permitted by law; and if any amount is paid under this Note as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on account of the Outstanding Principal Amount. The Company will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that any interest rate under this Note violates present or future usury or other laws relating to the interest payable on any indebtedness hereunder and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits of any such laws.

15. Unsecured Obligation. This Note shall be an unsecured obligation of the Company, ranking pari passu with all other unsecured obligations of the Company.

16. Headings. The headings in this Note are solely for convenience of reference and shall not affect its interpretation.

17. Assignment. This Note is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Company shall not be permitted to assign its obligations hereunder without the prior written consent of the Holder.

18. Entire Agreement. Each of the parties hereby covenants that this Note is intended to and does contain and embody herein all of the understandings and agreements, both written and oral, of the parties hereby with respect to the subject matter of this Note, and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of this Note shall be in any way invalidated, empowered or affected.

19. No Impairment. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Note against impairment.

20. Laws of the State of Delaware.

(a) This Note shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Delaware, regardless of the place of domicile or residence of either party.

(b) For purposes of any proceeding involving this Note or any of the obligations of the Company, the Company hereby submits to the non-exclusive jurisdiction of the courts of the State of Delaware and of the United States having jurisdiction in the State of Delaware, and agrees not to raise and waives any objection to or defense based upon the venue of any such court or based upon forum non conveniens. The Company agrees not to bring any action or other proceeding with respect to this Note or with respect to any of its obligations hereunder in any other court unless such courts of the State of Delaware and of the United States determine that they do not have jurisdiction in the matter.

[signature page follows]

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[COMPANY SIGNATURE PAGE TO

12.0% 2019-UNSECURED PROMISSORY NOTE]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date set forth above.

MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Title:

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EXHIBIT 1

CONVERSION NOTICE

The undersigned irrevocably exercises the option to convert U.S $_________________ principal amount of the 12.0% 2019-Unsecured Convertible Promissory Note (the “Note”) of Midwest Energy Emissions Corp. (the “Company”) registered in the name of the undersigned into common stock, par value $0.001 per share, of the Company in accordance with the terms of the Note and directs that the securities issuable upon conversion be issued and delivered to the undersigned.

Dated: ______________________
Print Name of Holder

Signature and title (if applicable)

Address

Soc. Sec. or Tax ID No.

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EXHIBIT 2

FORCED CONVERSION STATEMENT

As a result of the forced conversion of the 12.0% 2019-Unsecured Convertible Promissory Note (the “Note”) of Midwest Energy Emissions Corp. (the “Company”) registered in the name of the undersigned into common stock, par value $0.001 per share, of the Company in accordance with the terms of the Note, the undersigned hereby directs that the securities issuable upon conversion be issued and delivered to the undersigned.

Dated:______________________
Print Name of Holder

Signature and title (if applicable)

Address

Soc. Sec. or Tax ID No.

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